Registration Statement No. 333-130051
Rule 433

PRIVATE CLIENT SERVICES

     Structured Equity Investments

     The discussion contained in the following pages is for educational and illustrative purposes only.  The final terms of securities offered by JPMorgan Chase & Co. may be different from those set forth in any illustrative investment ideas contained herein and any such final terms will depend on, among other things, market conditions on the applicable pricing date for such securities.
     Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicated
     returns, performance or results, whether historical or hypothetical, will be achieved.  Investment ideas are subject to change, and JPMorgan undertakes no duty to update these materials, including any investment ideas, or to supply corrections.  This material shall be amended, superseded and replaced in its entirety by a subsequent preliminary or final term sheet and/or pricing supplement, and the documents referred to therein, which will be filed with the Securities and Exchange Commission, or SEC. In the event of any inconsistency between the materials presented in the following pages and any such preliminary or final term sheet or pricing supplement, such preliminary or final term sheet or pricing supplement shall govern.

     In the event that JPMorgan Chase & Co. were to offer structured products and you were to purchase any such securities, JPMorgan
     Chase & Co. and each of its affiliates participating in such distribution, if any, will not act as a financial advisor or a fiduciary to, or an agent of, you or any other person with respect to any offering of such securities (including in connection with determining the terms of the offering).  Additionally, neither JPMorgan Chase & Co. nor any of its affiliates will act as adviser to you or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  In connection with any offering of structured products by JPMorgan Chase & Co., you shall consult with your own advisors concerning such matters and shall be responsible for making your own independent investigation and appraisal of any such transactions, and
     JPMorgan Chase & Co. and its affiliates shall have no responsibility or liability to you with respect thereto.

     IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of
     U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan Chase & Co. of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties.

     SEC Legend:  JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate.  Before you invest in any offering of securities by JPMorgan Chase & Co., you should read the prospectus in that registration statement, each prospectus supplement, as well as the particular product supplement, term sheet and any other documents that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co.
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     to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

     Copyright in these materials is owned by JPMorgan Chase & Co. (c) JPMorgan Chase & Co. 2006 (all rights reserved)). These materials, or any part thereof, may not be reproduced, distributed or transmitted to any other person or incorporated in any way into another document without the prior written consent of JPMorgan Chase & Co.

                                                                                                                                  1

1

o    Role of Structured Equity
o    Structures for Implementation

                                                                                                                                  2

2

Sample tactical equity positioning

Source: JPMorgan Securities Inc.
*The G7 countries are: United Kingdom, United States, France, Canada, Italy, Japan and Germany
** Provides a specified level of capital protection at maturity, which level may be less than 100%
***Provides a degree of downside protection to a specified level on the underlying
****Leveraged return (for example two times the return) of the underlying up to a cap; no capital protection
                                                                                                                                  3

3

U.S. equities have provided an annual return of 10% over the very long term; however, returns vary significantly over shorter time periods

Note:    Past performance does not guarantee future results. The returns shown above do not reflect investment in any particular vehicle; market indices cannot be invested in directly.
Source:  Ibbotson

                                                                                                                                  4

4

An investor can use Structured Equity to help diversify the sources of alpha

Source: JPMorgan.
*Important: the asset allocation model above is general in nature.  Investors should determine the asset allocation appropriate for them based on their individual circumstances and taking into account
     such factors as their investment objectives, tolerance
     for risk and liquidity needs.

                                                                                                                                  5

5

Structured Equity can be tailored to potentially optimize returns in single digit growth equity markets

Investors can sacrifice potential upside in exchange for
protection

o    Structure specific investment characteristics for a particular market view
o    Sacrifice upside returns that are believed to be unlikely in exchange for a degree of downside protection
o    Investments designed for rangebound market view - can provide a degree of downside risk protection, leverage any returns and may pay return even if markets are flat

Limit upside, add leverage and downside protection
From July 2003 - December 2005

o    Strategies with downside protection have reduced volatility by 50%
o    Capped strategies will trade away upside to reduce portfolio volatility

     1. Chart incorporates all Buffered Return Equity Notes offered to JPMorgan clients. The analysis above incorporates all BREN structured investments offered by us and linked only to the S&P 500 since July 2003 and that have either matured or for which at least 6 months of market-to-market values are available. Total returns are holding period returns for matured structures and non-annualized market-to-market gains/losses on outstanding structures. All structure returns are as of December 2005 and are shown net of fees. Volatility of all structures are calculated using annualized structure monthly market-to-market values. Comparable indices returns and volatility uses all S&P 500 data based on the exact holding period of individual structures. Past performance is no guarantee of future results; results for time period indicated may not be representative of results for other periods.

          Important: the examples above are provided for illustrative purposes only. Not all investments are suitable for all investors. Investors should analyze products based on their individual circumstances and taking into account such factors as their investment objectives, tolerance for risk and liquidity needs.

                                                                                                                                  6

6

Different strategies can be appropriate in different time periods

              2003                                    2004                                    2005

Optimal Strategy for market view:        Optimal Strategy for market view:       Optimal Strategy for market view:
      Directional Strategies                  Range-bound Strategies                  Range-bound Strategies

Important: the strategies above are provided for illustrative purposes only. Not all investments are suitable for all investors.
Investors should analyze the described products based on their individual circumstances and taking into account such factors as their investment objectives, tolerance for risk and liquidity needs.

                                                                                                                                  7

7

o    Role of Structured Equity
o    Structures for Implementation

                                                                              8

8

                                     Sample Structure Provided for Illustrative Purposes Only

S&P 500 Return Enhanced Note
Provides leveraged upside up to a cap
Selected Purchase Considerations

o    Appreciation potential - The notes provide the opportunity to enhance equity returns by multiplying a positive return on the underlying index by the upside leverage factor, up to the maximum total return.

o    Potential capital gains treatment*

Selected Risk Considerations

o    Your investment in the notes may result in a loss

o    Your maximum gain on the notes is limited to the maximum total return.

o    Certain built-in costs are likely to adversely affect the value of the notes prior to maturity

o    No interest or dividend payments or voting rights

o    Any liquidity provided at sole discretion of JPMorgan

Terms

Underlying index                         S&P 500
Currency                                 USD
Upside leverage factor                   2x up to Cap
Cap on Index                             8.00%
Maximum potential gain                   16.00%
Maximum potential loss                   100%
Maturity date                            12 months

* This material is distributed with the understanding that JPMorgan is not rendering accounting, legal or tax advice. The notes are complex instruments, and the tax law applicable to them is unclear; you should consult your own tax adviser before investing in the notes.

Products may not be suitable for all individual investors and are subject to investment risks.

Return enhanced note versus cash investment in portfolio payoff at maturity (assuming $100 initial investment)

* You may lose some or all of your investment, for example, a 100% index depreciation will result in a loss of 100% of initial investment.

              Ending Index             Index               Total Return
                Level**               Return                on Notes
                1,875.00               50.00%                 16.00%
                1,750.00               40.00%                 16.00%
                1,625.00               30.00%                 16.00%
                1,500.00               20.00%                 16.00%
                1,375.00               10.00%                 16.00%
                1,350.00                8.00%                 16.00%      Max. gain
                1,312.50                5.00%                 10.00%
                1,250.00                0.00%                  0.00%
                1,125.00              -10.00%                -10.00%
                1,000.00              -20.00%                -20.00%
                  750.00              -40.00%                -40.00%
                  500.00              -60.00%                -60.00%
                    0.00             -100.00%                -100.00%     Max. loss

** The table above assumes an Initial Index Level of 1250. The actual Initial Index Level will be set on the Pricing Date.

o If the average of the underlying closing index levels on the relevant dates is greater than the closing index level on the pricing date for the notes, you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment of twice the index return, subject to a Maximum Total return on the note of 16%.

o Your investment will be fully exposed to any decline in the underlying index. If the underlying index declines during the relevant measurement period, you will lose 1% of the principal amount of your notes for every 1% that the index declines.

                                                                                                                                  9

Sample Structure Provided for Illustrative Purposes Only

PRIVATE CLIENT SERVICES

S&P 500 Buffered Return Enhanced Note

Defined amount of downside protection with leveraged upside up to a cap

Selected Purchase Considerations

- Appreciation potential – The notes provide the opportunity to enhance equity returns by multiplying a positive return on the underlying index by the leverage factor, up to the maximum total return.
- Limited protection against loss– Payment at maturity of the principal amount of the notes is protected against a decline in the underlying index during the relevant measurement period of up to 10.00%
- Potential capital gains tax treatment*

Selected Risk Considerations

- Your investment in the notes may result in a loss
- Your maximum gain on the notes is limited to the maximum total return.
- Certain built-in costs are likely to adversely affect the value of the notes prior to maturity
- No interest or dividend payments or voting rights
- Any liquidity provided at sole discretion of JPMorgan

Terms

Underlying Index	S&P 500
Currency	USD
Upside leverage factor	2x up to Cap
Cap on Index	5.60%
Buffer amount	10.00%
Downside leverage factor	1.1111
Maximum potential gain	11.20%
Maximum potential loss	100%
Maturity date	12 months

*This material is distributed with the understanding that JPMorgan is not rendering accounting, legal or tax advice. The notes are complex instruments, and the tax law applicable to them is unclear; you should consult your own tax adviser before investing in the notes.

Products may not be suitable for all individual investors and are subject to investment risks.

Buffered return enhanced note versus cash investment in portfolio payoff at maturity (assuming $100 initial investment)



Buffered return enhanced note
Cash investment in index
Payoff at Maturity
$150
$140
$130
$120
$110
$100
$90
$80
$70
-40%
-30%
-20%
-10%
0%
10%
20%
30%
40%
Index appreciation/depreciation

*You may lose some or all of your investment, for example, a 100% index depreciation will result in a loss of 100% of initial investment.

Ending Index Level*	Index Return	Total Return on Notes	
1,875.00	50.00%	11.20%	
1,750.00	40.00%	11.20%	
1,625.00	30.00%	11.20%	
1,500.00	20.00%	11.20%	
1,375.00	10.00%	11.20%	
1,320.00	5.60%	11.20%	Max. gain
1,312.50	5.00%	10.00%	
1,250.00	0.00%	0.00%	Buffer zone
1,125.00	-10.00%	0.00%	Buffer zone
1,000.00	-20.00%	-11.11%	
750.00	-40.00%	-33.33%	
500.00	-60.00%	-55.56%	
0.00	-100.00%	-100.00%	Max. loss

* The table above assumes an Initial Index Level of 1250. The actual Initial Index Level will be set on the Pricing Date.

- If the average of the underlying closing index levels on the relevant dates is greater than the closing index level on the pricing date for the notes, you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment of twice the index return, subject to a Maximum Total return on the note of 11.2%
- Your principal is protected up to a 10% decline in the underlying index.
- If the underlying index declines by more than 10%, you will lose 1.1111% of the principle amount for every 1% that the index declines.

Sample Structure Provided for Illustrative Purposes Only

PRIVATE CLIENT SERVICES

Nikkei 225 Buffered Return Enhanced Note

Defined amount of downside protection with leveraged upside up to a cap

Selected Purchase Considerations

- Appreciation potential – The notes provide the opportunity to enhance equity returns by multiplying a positive return on the underlying index by the leverage factor, up to the maximum total return.
- Limited protection against loss– Payment at maturity of the principal amount of the notes is protected against a decline in the underlying index during the relevant measurement period of up to 10.00%
- Potential capital gains tax treatment*

Selected Risk Considerations

- Your investment in the notes may result in a loss
- Your maximum gain on the notes is limited to the maximum total return.
- Certain built-in costs are likely to adversely affect the value of the notes prior to maturity
- No interest or dividend payments or voting rights
- Any liquidity provided at sole discretion of JPMorgan

Terms

Underlying Index	Nikkei 225
Currency	USD
Upside leverage factor	2x up to Cap
Cap on Index	11.50%
Buffer amount	10.00%
Downside leverage factor	1.1111
Maximum potential gain	23.00%
Maximum potential loss	100%
Maturity date	12 months

*This material is distributed with the understanding that JPMorgan is not rendering accounting, legal or tax advice. The notes are complex instruments, and the tax law applicable to them is unclear; you should consult your own tax adviser before investing in the notes.

Products may not be suitable for all individual investors and are subject to investment risks.

Buffered return enhanced note versus cash investment in portfolio payoff at maturity (assuming $100 initial investment)



Buffered return enhanced note
Cash investment in index
Payoff at Maturity
$150
$140
$130
$120
$110
$100
$90
$80
$70
-40%
-30%
-20%
-10%
0%
10%
20%
30%
40%
Index appreciation/depreciation

*You may lose some or all of your investment, for example, a 100% index depreciation will result in a loss of 100% of initial investment.

Ending Index Level*	Index Return	Total Return on Notes	
22,275.00	50.00%	23.00%	
20,790.00	40.00%	23.00%	
19,305.00	30.00%	23.00%	
17,820.00	20.00%	23.00%	
16,557.75	11.50%	23.00%	Max. gain
16,335.00	10.00%	20.00%	
15,592.50	5.00%	10.00%	
14,850.00	0.00%	0.00%	Buffer zone
13,365.00	-10.00%	0.00%	Buffer zone
11,880.00	-20.00%	-11.11%	
8,910.00	-40.00%	-33.33%	
5,940.00	-60.00%	-55.56%	
0.00	-100.00%	-100.00%	Max. loss

*The table above assumes an Initial Index Level of 14850. The actual Initial Index Level will be set on the Pricing Date.

- If the average of the underlying closing index levels on the relevant dates is greater than the closing index level on the pricing date for the notes, you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment of twice the index return, subject to a Maximum Total return on the note of 23%
- Your principal is protected up to a 10% decline in the underlying index.
- If the underlying index declines by more than 10%, you will lose 1.1111% of the principle amount for every 1% that the index declines.

11

Sample Structure Provided for Illustrative Purposes Only

Annual Review Note

Provides a fixed return if markets maintain current levels.  Note extends (e.g., from 1 to 3 years) if markets depreciate

Selected Purchase Considerations

o Appreciat ion potential - if the underlying index closing level is greater than or equal to the strike on a review date, your investment will yield a payment per note

o Potential early exit as a result of automat ic call feature

o Limited protection against loss - If the notes are not called and the underlying index level on the relevant measurement date has declined by no more than 10% as compared to the index level on the pricing date, you will be entitled to receive the full principal amount of your notes at maturity.

o Potential capital gains t reatment*

o Your investment in the notes may result in a loss

o Limited return on the notes - Your potent ial gain on the notes will be limited to the call premium applicable for a review date, regardless of the appreciation in the index.

o No interest or dividend payments or voting rights

o Certain built-in costs are likely to adversely affect the value of t he notes prior t o maturity

o Any liquidity provided at sole discretion of JPMorgan

*This material is distributed with the understanding that JPMorgan is not rendering accounting, legal or tax advice. The notes are complex instruments, and the tax law applicable to them is unclear; you should consult your own tax adviser before investing in the notes. Products may not be suitable for all individual investors and are subject to investment risks.

                                                                              12

Sample Structure Provided for Illustrative Purposes Only

PRIVATE CLIENT SERVICES

Sample terms for a hypothetical Annual Review Note with 100% initial call level

TERM S

Underlying	Nikkei 225
Maturity	36 months
Strike 1 (12 months)	100% of the level of Nikkei 225
Strike 2 (24 months)	100% of the level of Nikkei 225
Strike 3 (36 months)	100% of the level of Nikkei 225
Buffer zone at maturity	10%
Currency	USD
Fixed Payment if called	13.75% per annum

Pay-out schedule

	Condition	Payout	Result
12M	If NKY >= Strike 1	100% + (1 x 13.75%) = 113.75%	End
	If < Strike 1		24M
24M	If NKY >= Strike 2	100% + (2 x 13.75%) = 127.5%	End
	If < Strike 2		36M
36M	If NKY >= Strike 3	100% + (3 x 13.75%) = 141.25%	End
	If < Strike 3		Table

Products may not be suitable for all individual investors and are subject to investment risks.

	Level of Underlying* at maturity	Underlying return	ARN return at maturity
	22275.00	50.00%	41.25%
	20790.00	40.00%	41.25%
	19305.00	30.00%	41.25%
	17820.00	20.00%	41.25%
	16335.00	10.00%	41.25%
Current	14850.00	0.00%	41.25%
	13365.00	-10.00%	0.00%
	11880.00	-20.00%	-11.11%
	7425.00	-50.00%	-44.44%
	5940.00	-60.00%	-55.56%
	2970.00	-80.00%	-77.78%
	0.00	-100.00%	-100.00%

*The table above assumes an Initial Index Level of 14850. The actual Initial Index Level will be set on the Pricing Date.

13

Sample Structure Provided for Illustrative Purposes Only

Annual Review Note linked to lesser of two indices

Provides a fixed return if markets maintain current levels. Note extends (e.g., from 1 to 3 years) if markets depreciate

Selected Purchase Considerations

o Appreciation potential - if the lesser performing underlying index closing level is greater than or equal to the strike on a review date, your investment will yield a payment per note

o Potential early exit as a result of automatic call feature

o Limited protect ion against loss - If the notes are not called and the lesser of underlying index level on the relevant measurement date has declined by no more than 20% as compared to the lesser of index level on the pricing date, you will be entit led to receive the full principal amount of your notes at maturity

o Potential capital gains treatment *

Selected Risk Considerations

o Your investment in the notes may result in a loss

o Limited return on the notes - Your potential gain on the notes will be limited to the call premium applicable for a review date, regardless of the appreciation in the lesser performing index

o No interest or dividend payments or voting rights

o Certain built-in costs are likely to adversely affect the value of the notes prior to maturity

o Any liquidity provided at sole discretion of JPMorgan

* This material is distributed with the understanding that JPMorgan is not rendering accounting, legal or tax advice. The notes are complex instruments, and the tax law applicable to them is unclear; you should consult your own tax adviser before investing in the notes.

Products may not be suitable for all individual investors and are subject to investment risks.

                                                                              14

Sample Structure Provided for Illustrative Purposes Only

PRIVATE CLIENT SERVICES

Sample terms for a hypothetical Lesser Index Annual Review Note with 90% initial call level

TERM S

Underlying	DJ Euro Stoxx 50 & Nikkei 225
Maturity	36 months
Strike 1 (12 months)	90% of the level of DJ Euro Stoxx 50 & Nikkei 225
Strike 2 (24 months)	100% of the level of DJ Euro Stoxx 50 & Nikkei 225
Strike 3 (36 months)	100% of the level of DJ Euro Stoxx 50 & Nikkei 225
Buffer zone at maturity	20%
Currency	USD
Fixed Payment if called	15% per annum

Pay-out schedule

	Condition	Payment	Result
12M	If SX5E and NKY >= Strike 1	100% + (1 x 15%) = 115%	End
	If < Strike 1		24M
24M	If SX5E and NKY >= Strike 2	100% + (1 x 30%) = 130%	End
	If < Strike 2		36M
36M	If SX5E and NKY >= Strike 3	100% + (1 x 45%) = 145%	End
	If < Strike 3		Table

	Level of Underlying* at maturity	Underlying return	LSARN return at maturity
	150.00	50.00%	45.00%
	140.00	40.00%	45.00%
	130.00	30.00%	45.00%
	120.00	20.00%	45.00%
	110.00	10.00%	45.00%
Current level	100.00	0.00%	45.00%
	90.00	-10.00%	0.00%
	80.00	-20.00%	0.00%
	50.00	-50.00%	-37.50%
	40.00	-60.00%	-50.00%
	20.00	-80.00%	-75.00%
	0.00	-100.00%	-100.00%

Products may not be suitable for all individual investors and are subject to investment risks.

15

Sample Structure Provided for Illustrative Purposes Only

Structured strategy: Call Overwrite Investment Notes

Tracks performance of the index

Selected Purchase Considerations

o    Investment exposure to the CBOE S&P 500 Buywrite index
o    Potential capital gains tax treatment*

Selected Risk Considerations

o    An investment in the notes may result in a loss
o    Limit on monthly growth of the BXM Index
o    Certain built-in costs are likely to adversely affect the value of the notes prior to maturity
o    No interest or dividend payments or voting rights
o    Any liquidity provided at sole discretion of JPMorgan

Terms

Underlying index         BXM call overwrite
Fee                      150 bps per annum
Principal protection     0%
Maximum total return     Unlimited
Maturity                 12 months

*This material is distributed with the understanding that JPMorgan is not rendering accounting, legal or tax advice. The notes are complex instruments, and the tax law applicable to them is unclear; you should consult your own tax adviser before investing in the notes.

Products may not be suitable for all individual investors and are subject to investment risks.

Investment payoff at maturity (assuming $100 initial inv.)

BXM appreciation/                Call Overwrite Index Note total
depreciation at maturity         return at maturity
100%                             98.5%
 90%                             88.5%
 80%                             78.5%
 70%                             68.5%
 60%                             58.5%
 50%                             48.5%
 40%                             38.5%
 30%                             28.5%
 20%                             18.5%
 10%                              8.5%
  0%                             -1.5%
-10%                            -11.5%
-20%                            -21.5%
-30%                            -31.5%
-40%                            -41.5%
-50%                            -51.5%
-90%                            -91.5%
-100%                          -100.0%

Payment at Maturity:

o    Payment at maturity will reflect the performance of the underlying index less an annual issuer's fee of 1.5%, which accrues daily over the term of the notes. The principal amount of your note will be fully exposed to any decline in the index
o    You will lose some or all of your investment if the underlying index declines at all or increases by less than approximately 1.5%
                                                                             16

16

What is the BXM Call Overwrite Index?

The BXM Index:

o    The CBOE S&P 500 BuyWrite Index (BXM) is a benchmark index designed to track the performance of a hypothetical buy-write strategy on the S&P 500
     (SPX)

o    Every month, one month just-out-of-the-money calls* on the S&P 500 are written covering all the index shares owned

o    The return of the index is the sum of the S&P 500 return, the dividend yield on the S&P 500, and the gain/loss from the option overwrite

Overall benefit*:

o    May provide attractive returns in flat / cyclical markets

o    Can help manage volatility in a portfolio

*S&P 500 Index call option listed on the CBOE with the closest strike above the last value of the S&P 500 index reported before 11am (ET).

This information is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Products may not be suitable for all individual investors and are subject to investment risks. The notes are complex instruments, and the tax law applicable to them is unclear; you should consult your own tax adviser before investing in the notes.
                                                                             17

17

Sample Structure Provided for Illustrative Purposes Only

S&P 500 100% Principal Protected Note

Combines principal protection with potential upside participation

Selected Purchase Considerations

o    Appreciation potential subject to a cap: the notes provide the opportunity for exposure to the underlying index, up to a cap, in addition to principal protection at maturity
o    Principal protection at maturity
o    Taxed as debt instruments*

Selected Risk Considerations

o    Return on the notes is limited to the maximum return
o    The notes might not pay more than the principal amount
o    No interest or dividend payments or voting rights
o    Certain built-in costs are likely to adversely affect the value of the notes prior to maturity
o    Any liquidity provided at the sole discretion of JPMorgan

Terms

Underlying index                 S&P 500
Currency                         USD
Principal protection             100%
Cap on index                     7.75%
Participation rate               100%
Maximum return                   7.75%
Maturity                         12 months

* This material is distributed with the understanding that JPMorgan is not rendering accounting, legal or tax advice. You should consult your own tax adviser before investing in the notes.

Products may not be suitable for all individual investors and are subject to investment risks.

100% principal protected equity-linked note versus cash investment in index at maturity (assuming $100 initial investment)

*At 100% index depreciation your return on the notes will be 0%

Ending Index     Index           Total Return
Level*           Return          on Notes

2,000.00         60.00%          7.75%
1,875.00         50.00%          7.75%
1,750.00         40.00%          7.75%
1,625.00         30.00%          7.75%
1,375.00         10.00%          7.75%
1,346.88          7.75%          7.75%           Max. gain
1,312.50          5.00%          5.00%
1,250.00          0.00%          0.00%
1,125.00        -10.00%          0.00%
1,000.00        -20.00%          0.00%
  750.00        -40.00%          0.00%
  500.00        -60.00%          0.00%
    0.00       -100.00%          0.00%                           Max. loss

* The table above assumes an Initial Index Level of 1250. The actual Initial
Index Level will be set on the Pricing Date.
o    At maturity, you will receive a cash payment, for each $1,000 principal amount note, of $1,000 plus the Additional Amount, which may be zero but not more than the Maximum Return.
o    The Additional Amount per $1,000 principal amount note paid at maturity will equal $1,000 x the Index Return x the Participation Rate; provided that the Additional Amount will not be less than zero or greater than the
     Maximum Return.
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Sample Structure Provided for Illustrative Purposes Only

Lesser of DJ EURO STOXX 50 and Nikkei 225, 100% Principal Protected Note
Combines principal protection with potential upside participation

Selected Purchase Considerations

o    Appreciation potential subject to a cap: the notes provide the opportunity for leveraged exposure to the lesser performing underlying index, up to a cap, in addition to principal protection at maturity
o    Principal protection at maturity
o    Taxed as debt instruments*

Selected Risk Considerations

o    Return on the notes is limited to the maximum return
o    The notes might not pay more than the principal amount
o    No interest or dividend payments or voting rights
o    Certain built-in costs are likely to adversely affect the value of the notes prior to maturity
o    Any liquidity provided at the sole discretion of JPMorgan

Terms
Underlying index                 Lesser of DJ Euro Stoxx/ Nikkei 225
Currency                         USD
Principal protection             100%
Cap on index                     4.60%
Participation rate               300%
Maximum return                   13.80%
Maturity                         12 months

* This material is distributed with the understanding that JPMorgan is not rendering accounting, legal or tax advice. You should consult your own tax adviser before investing in the notes.

Products may not be suitable for all individual investors and are subject to investment risks.

100% principal protected equity-linked note versus cash investment in index at maturity (assuming $100 initial investment)

*At 100% index depreciation your return on the notes will be 0%

Ending Index Level of    Index           Total Return
Lesser Performing Index  Return          on Notes
160.0%                   60.00%          13.80%
150.0%                   50.00%          13.80%
140.0%                   40.00%          13.80%
130.0%                   30.00%          13.80%
110.0%                   10.00%          13.80%
105.0%                    5.00%          13.80%
104.6%                    4.60%          13.80%  Max. gain
100.0%                    0.00%           0.00%
 90.0%                  -10.00%           0.00%
 80.0%                  -20.00%           0.00%
 60.0%                  -40.00%           0.00%
 40.0%                  -60.00%           0.00%
  0.0%                 -100.00%           0.00%   Max. loss

o    At maturity, you will receive a cash payment, for each $1,000 principal amount note, of $1,000 plus the Additional Amount, which may be zero but not more than the Maximum Return.
o    The Additional Amount per $1,000 principal amount note paid at maturity will equal $1,000 x the Index Return of the lesser performing Index x the
     Participation Rate; provided that the Additional Amount will not be less than zero or greater than the Maximum Return.
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Certain Risk Considerations

NO INTEREST OR DIVIDEND PAYMENTS OR VOTING RIGHTS - As a holder of any notes that may be issued by us, you will not receive any interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of securities comprising the underlying index or basket may have.

CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES
DESCRIBED ABOVE PRIOR TO MATURITY - While the payment at maturity described above would be based on the full principal amount of any notes sold by JPMorgan
Chase & Co., the original issue price of any notes we issue includes an agent's commission and the cost of hedging our obligations under such notes through one or more of our affiliates. As a result, the price, if any, at which JPMSI will be willing to purchase such notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to the maturity date could result in a substantial loss to you. The notes described will not be designed to be short-term trading instruments. YOU
SHOULD BE WILLING TO HOLD ANY NOTES THAT WE ULTIMATELY ISSUE TO MATURITY.

POTENTIAL CONFLICTS - We and our affiliates play a variety of roles in connection with any potential issuance of the notes described above, including acting as calculation agent and hedging our obligations under such notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours would be potentially adverse to your interests as an investor in such notes.

LACK OF LIQUIDITY - The notes described above will not be listed on any securities exchange. There may be no secondary market for such notes, and
JPMSI will not be required to purchase notes in the secondary market. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell any notes issued by JPMorgan Chase & Co. easily. Because other dealers are not likely to make a secondary market for such notes, prices for the notes described above in any secondary market are likely to depend on the price, if any, at which JPMSI is willing to buy such notes.

JPMORGAN CREDIT RISK - Because any notes that may be issued by us would be our senior unsecured obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due.

MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE NOTES DESCRIBED
ABOVE - In addition to the level of the underlying index or basket on any day, the value of any notes that may be issued by us described above will be affected by a number of economic and market factors that may either offset or magnify each other, including:

o    the expected volatility of the underlying index or basket;
o    the time to maturity of the notes described above;
o    if the underlying index or indices are linked to equity securities, the dividend rate on the common stocks underlying the index or indices;
o    if the underlying index or indices or basket are linked to commodities, the market price of the physical commodities upon which the futures contracts that compose the underlying index or indices or basket of commodities are based or the exchange-traded futures contracts on such commodities;
o    interest and yield rates in the market generally;
o    a variety of economic, financial, political, regulatory, geographical, agricultural, meteorological or judicial events; and
o    our creditworthiness.
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Important information

This material is intended to inform you of products and services offered by
JPMorgan Private Bank. "JPMorgan Private Bank" is the marketing name for the private banking business conducted by JPMorgan Chase & Co. and its subsidiaries worldwide. JPMorgan Chase Bank, N.A. and J.P. Morgan Trust Company, N.A. are
members of the FDIC. J.P. Morgan Securities Inc. (JPMSI) is a member of the New
York Stock Exchange and other national and regional exchanges. JPMSI (the
"broker -dealer") is a broker-dealer with the National Association of
Securities Dealers, Inc. and is a member of SIPC. In addition, JPMorgan Chase &
Co. may operate various other broker-dealers or investment advisory entities.

Investment management services are provided through JPMorgan Chase Bank, N.A.,
J.P. Morgan Trust Company, N.A. and their affiliates. Brokerage services are provided through J.P. Morgan Securities Inc. and its brokerage affiliates.

We believe the information contained in this material to be reliable. The opinions, estimates, and investment strategies and views expressed in this document constitute the judgment of our investment strategists dedicated to private clients, based on current market conditions and are subject to change without notice. This material is not the product of JPMorgan's research departments, and you should not regard it as research or as a research report.
Opinions expressed herein may differ from the opinions expressed by other areas of JPMorgan, including research. The investment strategies and views stated
here may differ from those expressed for other purposes or in other contexts by other JPMorgan market strategists. Past performance is not indicative of comparable future results. The investments discussed may fluctuate in price or value. Investors may get back less than they invested. Changes in rates of exchange may have an adverse effect on the value of investments.

If reference is made to a product or service offered by the broker-dealers, the obligations and the securities sold, offered or recommended are not deposits and are not insured by the FDIC, the Federal Reserve Board, or any other governmental agency. The broker-dealers are not banks and are separate legal entities from their bank affiliates. The obligations of the broker-dealers are not obligations of their bank or thrift affiliates (unless explicitly stated
otherwise), and these affiliates are not responsible for securities sold, offered or recommended by the broker-dealer. The foregoing also applies to our other non-bank, non-thrift affiliates. FDIC insurance and domestic deposit preference are not applicable to deposits or other obligations of our bank branches or banking affiliates outside the United States.

The S&P 500 is a capitalization -weighted index of 500 stocks from a broad range of industries. "S&P 500" is a trademark of Standard and Poor's
Corporation.

The Dow Jones EURO STOXX 50 Index consists of 50 component stocks of market sector leaders from within the Eurozone. "Dow Jones EURO STOXX 50 " and "STOXX
" are trademarks of STOXX LIMITED.

The Nikkei 225 Index consists of 225 stocks listed on the First Section of the
Tokyo Stock Exchange. It is a price-weighted average of 225 Japanese companies representing a broad cross-section of Japanese industries. The Nikkei 225
Index is owned and published by Nihon Keizai Shimbun, Inc.

The CBOE S&P 500 BuyWrite Index is a benchmark index designed to track the performance of a hypothetical buy-write strategy on the S&P 500 Index. The BXM
Index is a passive total return index based on (1) buying the stock portfolio reflected in the S&P 500 Index, and (2) "writing" (or selling) the near-term
S&P 500 Index "covered" call option, generally on the third Friday of each month. "BXM(SM)" is a trademark of the Chicago Board Options Exchange,
Incorporated.

The views and strategies described herein may not be suitable for all investors
This material is distributed with the understanding that it is not rendering accounting, legal or tax advice. Please consult your legal or tax advisor concerning such matters.

Additional information is available upon request.

(c) 2006 JPMorgan Chase & Co.
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